FIRST AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (this “Amendment”) is dated to be effective as of the 29th day of December, 2009, by and among RURBANC DATA SERVICES, INC., an Ohio corporation (“RDSI”); NC MERGER CORP., an Ohio corporation (“Merger Corp.”); and NEW CORE HOLDINGS, INC., a Florida corporation (“New Core”).

WITNESSETH

WHEREAS, Rurban, Merger Corp. and New Core entered into that certain Agreement and Plan of Merger dated as of April 25, 2009 (the “Agreement”); and

WHEREAS, Rurban, Merger Corp. and New Core desire to amend the Agreement to modify certain conditions and covenants contained therein; and

WHEREAS, pursuant to Section 10.3 of the Agreement, the Agreement may be amended by the parties by action taken or authorized by their respective Boards of Directors and pursuant to an agreement in writing signed on behalf of each of the parties;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, intending to be legally bound hereby:

1.           Amendment to Section 7.1.  Section 7.1 of the Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

7.1           Preparation of Registration Statement and Information Statement/Proxy Statement; Required New Core Vote.

(a)           Subject to the prior approval of the Board of Directors of Rurban, RDSI shall prepare and file with the SEC a registration statement to register the RDSI Common Stock under the Exchange Act (including all amendments and supplements thereto, the “Registration Statement”), and shall use its reasonable efforts to cause the Registration Statement to become effective under the Exchange Act.  The Registration Statement shall include as an exhibit thereto the joint information statement/proxy statement to be delivered to Rurban shareholders in connection with the Spin-Off and to New Core shareholders in connection with the Merger (including all amendments and supplements thereto, the “Information Statement/Proxy Statement”).  New Core shall furnish to RDSI all information concerning New Core as is required by the SEC in connection with the preparation of the Information Statement/Proxy Statement and the Registration Statement.  The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Information Statement/Proxy Statement and the Registration Statement, and advise one another of any oral comments received from the SEC with respect to the Information Statement/Proxy Statement and the Registration Statement.  The parties shall cooperate in preparing and filing with the SEC any necessary amendment or supplement to the Information Statement/Proxy Statement or the Registration Statement.  Each of RDSI and New Core will use its reasonable efforts to cause the Information Statement/Proxy Statement to be mailed to its shareholders promptly after the Registration Statement becomes effective under the Exchange Act.  The Information Statement/Proxy Statement and the Registration Statement shall comply as to form in all material respects with the applicable rules and regulations promulgated by the SEC.

 (b)           New Core shall use its reasonable efforts to obtain the Required New Core Vote to approve and adopt this Agreement and the Merger in compliance with the FBCA as soon as practicable following the delivery of the Information Statement/Proxy Statement to the New Core shareholders in accordance with Section 7.1(a) by either (i) delivering requests for written consents from the New Core shareholders in compliance with the FBCA (the “New Core Written Consents”) and by delivering any and all notices to the New Core shareholders, and taking any and all other actions, required under the FBCA in connection with the solicitation of such New Core Written Consents, or (ii) by duly calling and holding a meeting of the New Core shareholders (the “New Core Shareholders Meeting”) and submitting for a vote by the New Core shareholders the approval and adoption of this Agreement and the Merger.

(c)           If, at any time after the mailing of the definitive Information Statement/Proxy Statement, any event should occur that results in the Information Statement/Proxy Statement or the Registration Statement containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or that otherwise should be described in an amendment or supplement to the Information Statement/Proxy Statement or the Registration Statement, the parties shall promptly notify the other parties of the occurrence of such event and then promptly prepare, file and clear with the SEC such amendment or supplement and, if required, each of Rurban and New Core shall mail to its shareholders each such amendment or supplement.

(d)           RDSI and New Core expect that the shares of RDSI Common Stock to be issued to New Core shareholders in the Merger will be issued in reliance upon exemptions from registration under the federal securities laws and under the securities laws of various states.  RDSI shall, at RDSI’s sole cost and expense, use its reasonable efforts to take or cause to be taken all such actions as may be necessary or appropriate for the issuance of the shares of RDSI Common Stock to qualify for such exemptions from registration, including, without limitation, preparing and filing any required forms, notices or other documents with the SEC and/or applicable state securities authorities.  New Core shall cooperate with RDSI in connection with any such filings and shall use its reasonable efforts to take any actions reasonably requested by RDSI in connection with RDSI’s reliance on the exemptions from registration as contemplated by this Section 7.1(d).

(e)           Notwithstanding anything herein to the contrary, if RDSI determines at any time following approval by the Board of Directors of Rurban to proceed with the Spin-Off (or to proceed with appropriate securities law filings related to the Spin-Off and/or the Merger) that registration under the Securities Act of the issuance of the shares of RDSI Common Stock in the Merger is necessary or appropriate, whether because of the unavailability of exemptions from registration thereunder or otherwise, RDSI shall prepare and file with the SEC a registration statement under the Securities Act and use its reasonable efforts to have such registration declared effective under the Securities Act promptly after such filing and to keep such registration statement effective so long as is necessary to consummate the transactions contemplated by this Agreement.  New Core shall furnish to RDSI all information concerning New Core as is required by the SEC in connection with the preparation of such registration statement and shall cooperate with RDSI in connection with the filing of any such registration statement, including any amendment or supplement thereto and any responses to comments received from the SEC with respect thereto.

2.           Amendment to Section 7.8.  Section 7.8 of the Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

7.8           Listing of Shares of RDSI Common Stock.  RDSI shall, at its sole cost and expense, use commercially reasonable efforts to cause the shares of RDSI Common Stock, including the shares of RDSI Common Stock to be issued in the Merger, to be approved for listing on The NASDAQ Stock Market as soon as practicable following the Effective Time, subject to RDSI’s satisfaction of the applicable listing requirements of The NASDAQ Stock Market.

3.           Amendment to Section 8.1(e).  Section 8.1(e) of the Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

(e)           [Intentionally Omitted.]

4.           Amendment to Section 8.1(f).  Section 8.1(f) of the Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

(f)           Effectiveness of the Registration Statement.  (i) The Registration Statement shall have become effective under the Exchange Act, and (ii) any registration statement filed with the SEC pursuant to Section 7.1(e) shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of such registration statement shall then be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC.

5.           Amendment to Section 9.4.  Section 9.4 of the Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

9.4           Escrow Agreement.  Prior to the Effective Time, RDSI, New Core and each of the shareholders and warrantholders of New Core shall enter into an escrow agreement (the “Holdback Escrow Agreement”) with a third-party escrow agent mutually agreed upon by RDSI and New Core (the “Holdback Agent”), which Holdback Escrow Agreement shall provide for the Holdback Agent to serve as Holdback Agent as set forth herein and shall contain terms and conditions consistent with the provisions of Section 9.3.

6.           Amendment to Section 10.2(b).  Section 10.2(b) of the Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

(b)           If this Agreement is terminated by New Core pursuant to Section 10.1(b) as a result of the failure of Rurban or RDSI to complete the Spin-Off, or to prepare and file the Registration Statement as prescribed in Article VII (unless such failure is proximately caused by New Core’s failure to provide the required information in connection therewith) on or before the Termination Date, or pursuant to Section 10.1(h) as a result of an RDSI Sale, RDSI shall pay to New Core in immediately available funds the sum of $500,000 within ten (10) days following such termination.  It is the intent of the parties that the Threshold Amount referenced in Section 9.2 above shall have no application or affect upon this Section 10.2(b).

7.           Replacement of Terms.

(a)           The Agreement is hereby amended by deleting the term “Information Statement/Prospectus” each place it appears in the Agreement and replacing it with the term “Information Statement/Proxy Statement”.

(b)           The Agreement is hereby amended by deleting the term “Securities Act” in Section 5.1(e)(i) and replacing it with the term “Exchange Act”.

(c)           The Agreement is hereby amended by deleting the term “Securities Act” in Section 5.2(e)(i) and replacing it with the term “Exchange Act”.

8.           Capitalized Terms.  All capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

9.           No Other Amendment.  Except as explicitly set forth in this Amendment, the terms and provisions of the Agreement shall remain in full force and effect in accordance with the terms thereof and binding upon RDSI, Merger Corp. and New Core.

10.         Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to choice of law principles thereof.

11.         Counterparts.  This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.

RURBANC DATA SERVICES, INC.

By:	/s/ Kenneth A. Joyce
Kenneth A. Joyce
Chief Executive Officer

NC MERGER CORP.

By:	/s/ Kenneth A. Joyce
Kenneth A. Joyce
President

NEW CORE HOLDINGS, INC.

By:	/s/ John J. Aranowicz
John J. Aranowicz
President and CEO